Exhibit 99.1

Cambium Networks Reports Third Quarter 2022 Financial Results

•
Revenues of $81.2 million, increased 17% sequentially, and 7% year-over-year
•
Record Enterprise (Wi-Fi) revenues of $38.3 million, increased 60% sequentially and 257% year-over-year
•
Gross margin of 50.7%, non-GAAP(1) gross margin of 51.3%
•
Operating income of $10.0 million, non-GAAP(1) operating income of $13.8 million
•
Net income of $9.4 million or $0.34 per diluted share, non-GAAP(1) net income of $11.3 million or $0.40 per diluted share
•
Adjusted EBITDA(1) of $14.7 million or 18.2% of revenues

ROLLING MEADOWS, Ill., Nov. 3, 2022 — Cambium Networks Corporation (“Cambium Networks”) (NASDAQ: CMBM), a leading provider of wireless networking infrastructure solutions, today announced financial results for the third quarter 2022 ended September 30, 2022.

	GAAP			Non-GAAP (1)
(in millions, except percentages)	Q3 2022	Q2 2022	Q3 2021	Q3 2022	Q2 2022	Q3 2021
Revenues	$81.2	$69.3	$75.9	$81.2	$69.3	$75.9
Gross margin	50.7%	48.3%	47.4%	51.3%	48.9%	47.8%
Operating margin	12.3%	3.8%	7.7%	17.0%	9.1%	11.4%
Adjusted EBITDA margin				18.2%	11.3%	12.6%

Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers and for reconciliation of adjusted EBITDA for the third quarter ended September 30, 2022.

“We delivered strong results including higher than anticipated revenues, increased gross margin, and solid profitability during our third quarter,” said Atul Bhatnagar, president and CEO. “Our supply chain continued to improve and we remain positive on delivering a strong finish to the remainder of the year.”

Bhatnagar continued, “Cambium’s broadening portfolio of gigabit wireless products and solutions allows network operators to dramatically improve performance and quality of service for their customers. Our Wi-Fi 6/6E and switching solutions all reached new records, and we remain excited about the opening of new spectrum to drive the next generation of multi-gigabit fixed wireless broadband growth.”

Revenues of $81.2 million for the third quarter 2022 increased $5.3 million year-over-year primarily as a result record demand for Enterprise products, and higher Point-to-Point revenues, partially offset by lower Point-to-Multi-Point revenues primarily due to lower demand from service providers ahead of product transitions to new technologies. Revenues for the third quarter 2022 increased by $11.9 million compared to $69.3 million for the second quarter 2022, due to record Enterprise revenues, offset by lower Point-to-Multi-Point and slightly lower Point-to-Point revenues.

GAAP gross margin for the third quarter 2022 was 50.7%, compared to 47.4% for the third quarter 2021, and 48.3% for the second quarter 2022. GAAP operating income for the third quarter 2022 was $10.0 million, compared to $5.8 million for the third quarter 2021, and $2.7 million for the second quarter 2022. GAAP net income for the third quarter 2022 was $9.4 million, or net earnings of $0.34 per diluted share, compared to $4.6 million, or net earnings of $0.16 per diluted share for the third quarter 2021, and $2.3 million, or net earnings of $0.08 per diluted share for the second quarter 2022.

Non-GAAP gross margin for the third quarter 2022 was 51.3%, compared to 47.8% for the third quarter 2021, and 48.9% for the second quarter 2022. Non-GAAP operating income for the third quarter 2022 was $13.8 million, compared to $8.7 million for the third quarter 2021, and $6.3 million for the second quarter 2022. Non-GAAP net income for the third quarter 2022 was $11.3 million, or $0.40 per diluted share, compared to $6.7 million, or $0.23 per diluted share for the third quarter 2021, and $5.0 million, or $0.18 per diluted share, for the second quarter 2022. For the third quarter 2022, adjusted EBITDA was $14.7 million or 18.2% of revenues, compared to adjusted EBITDA of $9.6 million or 12.6% of revenues for the third quarter 2021, and $7.8 million or 11.3% of revenues for the second quarter 2022.

Cash provided by operating activities was $2.2 million for the third quarter 2022, compared to $11.8 million for the third quarter 2021, and $10.0 million for the second quarter 2022. Cash totaled $44.9 million as of September 30, 2022, $13.7 million lower than September 30, 2021, due primarily to higher inventories and the paydown of debt, offset by earnings.

Third Quarter 2022 Highlights

•
Revenues of $81.2 million, increased 17% sequentially, and was higher by 7% year-over-year.
•
GAAP net income of $9.4 million or $0.34 per diluted share, non-GAAP net income of $11.3 million or $0.40 per diluted share, compared to GAAP net income of $4.6 million or $0.16 per diluted share, and non-GAAP net income of $6.7 million or $0.23 per diluted share for the third quarter 2021.
•
Adjusted EBITDA of $14.7 million or 18.2% of revenues, compared to $9.6 million or 12.6% of revenues for the third quarter 2021.
•
Net cash provided by operating activities of $2.2 million, compared to $11.8 million provided by operating activities for the third quarter 2021.
•
Increased net new channel partners by over 1,400 year-over-year, an increase of 13%.
•
Devices under cnMaestro® Cloud management increased 21% year-over-year.
•
Shipped 13 millionth radio since becoming a standalone company.

Fourth Quarter 2022 Financial Outlook

Taking into account our current visibility, the financial outlook as of November 3, 2022, for the fourth quarter ending December 31, 2022, is expected to be as follows:

•
Revenues between $80.0-$84.0 million
•
GAAP gross margin between 48.1%-49.1%; and non-GAAP gross margin between 48.7%-49.7%
•
GAAP operating expenses between $33.7-$34.7 million; and non-GAAP operating expenses between $30.6-$31.6 million
•
GAAP operating income between $4.8-$6.5 million; and non-GAAP operating income between $8.4-$10.2 million
•
Interest expense, net of approximately $0.5 million
•
GAAP net income between $3.9-$5.4 million or between $0.14 and $0.19 per diluted share; and non-GAAP net income between $6.6-$7.8 million or between $0.23 and $0.27 per diluted share
•
Adjusted EBITDA between $9.5-$11.3 million; and adjusted EBITDA margin between 11.9%-13.4%

•
GAAP effective tax rate of approximately 10.0%-12.0%; and non-GAAP effective tax rate of approximately 17.0%-20.0%
•
Approximately 28.5 million weighted average diluted shares outstanding

Cash requirements are expected to be as follows:

•
Paydown of debt: $0.7 million
•
Cash interest expense: approximately $0.4 million
•
Capital expenditures: $2.0-$2.2 million

Cambium Networks financial outlook does not include the potential impact of any possible future financial transactions, acquisitions, pending legal matters, or other transactions. Accordingly, Cambium Networks only includes such items in the company’s financial outlook to the extent they are reasonably foreseeable; however, actual results may differ materially from the outlook.

Conference Call and Webcast

Cambium Networks will host a live webcast and conference call to discuss its financial results at 4:30 p.m. ET today, November 3, 2022. To join the financial results live webcast and view additional materials which will be posted to the investor website, listeners should access the investor page of Cambium Networks website https://investors.cambiumnetworks.com/. Following the live webcast, a replay will be available in the event archives at the same web address for a period of one year.

To access the live conference call by phone, listeners should register in advance at https://register.vevent.com/register/BI95af2ef0c4de431f91801833c23bb50d. Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique passcode.

In addition, Cambium Networks President and CEO, Atul Bhatnagar, and Andrew Bronstein, CFO, will present and hold one-on-one meetings with investors including Tuesday, November 15, 2022, virtually at the Needham Virtual Security, Networking and Communications Conference; on Wednesday, November 16, 2022, in person at the ROTH Capital Technology Conference in New York; and virtually on Tuesday, December 13, 2022, at the Oppenheimer 5G Summit. To join the live webcasts, for the Needham and Oppenheimer conferences, listeners should access the investor page of Cambium Networks website https://investors.cambiumnetworks.com/. Following the live webcasts, a replay will be available in the event archives at the same web address.

About Cambium Networks

Cambium Networks delivers wireless communications that work for businesses, communities, and cities worldwide. Millions of our radios are deployed to connect people, places and things with a unified wireless fabric that spans multiple standards and frequencies of fixed wireless and Wi-Fi, all managed centrally via the cloud. Our multi-gigabit wireless fabric offers a compelling value proposition over traditional fiber and alternative wireless solutions. We work with our Cambium certified ConnectedPartners to deliver purpose-built networks for service provider, enterprise, industrial, and government connectivity solutions in urban, suburban, and rural environments, with wireless that just works.

Cautionary Note Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements concerning our expected next quarter revenues, net income and cash. All statements other than statements of historical fact contained in this document, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this document are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this document and are subject to a number of risks, uncertainties and assumptions including those described in the “Risk factors” section of our 2021 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2022, and most recent Quarterly Report on Form 10-Q filed on August 5, 2022. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include: the unpredictability of our operating results; the impact of the global shortage of certain components including semiconductor chipsets; the constraint in global shipping and logistics; risks presented by the global COVID-19 pandemic, including new or continued government shutdowns such as the recent shutdowns in China that caused some of our manufacturing operations as well as our third-party logistics and warehousing provider to shutdown, which has and could continue to significantly disrupt our manufacturing, supply chain, sales and other operations and negatively impact our financial results; our inability to predict and respond to emerging technological trends and network operators’ changing needs; the impact of the tensions between Russia and Ukraine, which have resulted in our cessation of sales to Russia, Belarus and select regions of Ukraine, and may continue to disrupt our sales and product design activities in these regions; our reliance on third-party manufacturers, which subjects us to risks of product delivery delays and reduced control over product costs and quality; our reliance on distributors and value-added resellers for the substantial majority of our sales; the inability of our third-party logistics and warehousing providers to deliver products to our channel partners and network operators in a timely manner; the quality of our support and services offerings; our or our distributors’ and channel partners’ inability to attract new network operators or sell additional products to network operators that currently use our products; the technological complexity of our products, which may contain undetected hardware defects or software bugs; our channel partners’ inability to effectively manage inventory of our products, timely resell our products or estimate expected future demand; our inability to manage our growth and expand our operations; unpredictability of sales and revenues due to lengthy sales cycles; our inability to maintain an effective system of internal controls, produce timely and accurate financial statements or comply with applicable regulations; our reliance on the availability of third-party licenses; risks associated with international sales and operations; current or future unfavorable economic conditions, both domestically and in foreign markets and political tensions among the U.S. and China; and our inability to obtain intellectual property protections for our products.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)
	Three months ended
	September 30, 2022	June 30, 2022	September 30, 2021

Revenues	$81,200	$69,296	$75,920
Cost of revenues	40,034	35,857	39,900
Gross profit	41,166	33,439	36,020
Gross margin	50.7%	48.3%	47.4%
Operating expenses
Research and development	11,747	10,576	12,082
Sales and marketing	10,767	10,579	9,938
General and administrative	7,186	8,085	6,640
Depreciation and amortization	1,506	1,534	1,548
Total operating expenses	31,206	30,774	30,208
Operating income	9,960	2,665	5,812
Operating margin	12.3%	3.8%	7.7%
Interest expense, net	514	407	752
Other (income) expense, net	165	(371)	88
Income before income taxes	9,281	2,629	4,972
(Benefit) provision for income taxes	(154)	307	355
Net income	$9,435	$2,322	$4,617

Earnings per share
Basic	$0.35	$0.09	$0.17
Diluted	$0.34	$0.08	$0.16
Weighted-average number of shares outstanding to compute earnings per share
Basic	26,977,155	26,836,853	26,540,843
Diluted	27,979,575	27,588,772	28,639,177

Share-based compensation included in costs and expenses:
Cost of revenues	$56	$50	$39
Research and development	1,241	1,011	834
Sales and marketing	696	578	540
General and administrative	855	878	663
Total share-based compensation expense	$2,848	$2,517	$2,076

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share information)
(Unaudited)
	September 30, 2022	December 31, 2021
ASSETS
Current assets
Cash	$44,859	$59,291
Accounts receivable, net of allowance of $634 and $683	84,352	69,773
Inventories, net	50,641	33,777
Recoverable income taxes	299	860
Prepaid expenses	8,088	12,170
Other current assets	5,816	4,718
Total current assets	194,055	180,589

Noncurrent assets
Property and equipment, net	11,054	10,490
Software, net	7,772	5,867
Operating lease assets	4,548	5,899
Intangible assets, net	9,548	10,777
Goodwill	9,842	9,842
Deferred tax assets, net	9,593	7,604
Other noncurrent assets	1,035	1,200
TOTAL ASSETS	$247,447	$232,268
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$28,167	$28,241
Accrued liabilities	27,312	21,948
Employee compensation	6,475	16,601
Current portion of long-term external debt, net	3,155	2,489
Deferred revenues	8,226	6,880
Other current liabilities	6,853	5,981
Total current liabilities	80,188	82,140
Noncurrent liabilities
Long-term external debt, net	25,090	26,965
Deferred revenues	8,201	5,363
Noncurrent operating lease liabilities	2,558	4,112
Other noncurrent liabilities	1,589	1,551
Total liabilities	117,626	120,131
Shareholders' equity
Share capital; $0.0001 par value; 500,000,000 shares authorized at September 30, 2022 and December 31, 2021; 27,016,014 outstanding at September 30, 2022 and 26,735,175 outstanding at December 31, 2021	3	3
Additional paid in capital	133,158	124,117
Treasury shares, at cost, 200,016 shares at September 30, 2022 and 156,907 shares at December 31, 2021	(4,723)	(3,906)
Accumulated earnings (deficit)	2,811	(7,378)
Accumulated other comprehensive loss	(1,428)	(699)
Total shareholders’ equity	129,821	112,137
TOTAL LIABILITIES AND EQUITY	$247,447	$232,268

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
Cash flows from operating activities:
Net income	$9,435	$2,322	$4,617
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of software and intangible assets	1,930	1,904	1,775
Amortization of debt issuance costs	76	76	86
Share-based compensation	2,848	2,517	2,076
Deferred income taxes	(694)	80	(805)
Provision for inventory excess and obsolescence	1,587	80	85
Other	(88)	(87)	(159)
Change in assets and liabilities:
Receivables	(5,506)	(10,082)	10,092
Inventories	(4,786)	(7,312)	(481)
Prepaid expenses	(4,116)	8,748	(1,504)
Accounts payable	(137)	11,899	(5,628)
Accrued employee compensation	759	(642)	1,652
Other assets and liabilities	851	483	13
Net cash provided by operating activities	2,159	9,986	11,819
Cash flows from investing activities:
Purchase of property and equipment	(974)	(1,554)	(2,233)
Purchase of software	(1,440)	(933)	(992)
Net cash used in investing activities	(2,414)	(2,487)	(3,225)
Cash flows from financing activities:
Repayment of term loan	(656)	(656)	(2,500)
Issuance of ordinary shares under ESPP	—	1,127	—
Taxes paid related to net share settlement of equity awards	(231)	(487)	(69)
Proceeds from share option exercises	113	103	1,196
Net cash (used in) provided by financing activities	(774)	87	(1,373)
Effect of exchange rate on cash	(41)	(54)	(22)
Net (decrease) increase in cash	(1,070)	7,532	7,199
Cash, beginning of period	45,929	38,397	51,397
Cash, end of period	$44,859	$45,929	$58,596

Supplemental disclosure of cash flow information:
Income taxes paid	$486	$306	$194
Interest paid	$213	$189	$424

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

REVENUES BY PRODUCT CATEGORY
	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
Point-to-Multi-Point	$26,090	$28,269	$50,144
Point-to-Point	15,409	15,684	13,890
Enterprise	38,330	24,014	10,734
Other	1,371	1,329	1,152
Total Revenues	$81,200	$69,296	$75,920

REVENUES BY REGION
	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
North America	$30,086	$31,140	$36,564
Europe, Middle East and Africa	29,263	21,281	23,414
Caribbean and Latin America	8,935	7,960	7,993
Asia Pacific	12,916	8,915	7,949
Total Revenues	$81,200	$69,296	$75,920

Use of non-GAAP (Adjusted) Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), we provide additional financial metrics that are not prepared in accordance with GAAP (non-GAAP), including Adjusted EBITDA, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP pre-tax income, non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP fully weighted basic and diluted shares. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate our financial performance. We believe that these non-GAAP financial measures help us to identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of the non-GAAP financial measures.

We believe that these financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business and provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. Although the calculation of non-GAAP financial measures may vary from company to company, our detailed presentation may facilitate analysis and comparison of our operating results by management and investors with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results in their public disclosures. These non-GAAP financial measures are discussed below.

Adjusted EBITDA is defined as net income as reported in our consolidated statements of income excluding the impact of (i) interest expense (income), net; (ii) income tax provision (benefit); (iii) depreciation and amortization expense; (iv) nonrecurring legal expenses, (v) share-based compensation expense, (vi) secondary offering expenses, (vii) one-time costs, and (viii) restructuring expenses. EBITDA is widely used by securities analysts, investors and other interested parties to evaluate the profitability of companies. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting net finance costs), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). We adjust EBITDA to also exclude nonrecurring legal expenses since this is one-time in nature and does not reflect our ongoing operations. We adjust EBITDA for share-based compensation expense which is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control. As a result, management excludes this item from Cambium Networks internal operating forecasts and models. We also adjust EBITDA to exclude one-time costs and restructuring expenses and secondary offering expenses as these relate to events outside of the ordinary course of continuing operations and to provide a more accurate comparison of our ongoing business results.

Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP net income are used as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period-to-period comparisons because they exclude the impact of share-based compensation expense, restructuring expenses and secondary offering expenses, nonrecurring legal expenses, write-down of debt issuance costs upon prepayment of debt, amortization of acquired intangibles, and amortization of capitalized software costs as we do not consider these costs and expenses to be indicative of our ongoing operations.

Share-based compensation expense and associated employment taxes paid are excluded. Management may issue different types of awards, including share options, restricted share awards and restricted share units, as well as awards with performance or other market characteristics, and excludes the associated expense in this non-GAAP measure. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control while the associated employment taxes are cash-based expenses that vary in amount from period-to-period and are dependent on market forces as well as jurisdictional tax regulations that are often beyond Cambium Networks control.

Amortization of acquired intangibles includes customer relationships, unpatented technology, patents, software, and trademarks, and are excluded since these are not indicative of continuing operations.

Amortization of capitalized software costs include capitalized research and development activities amortized over their useful life and included in cost of revenues and are excluded since these are not indicative of continuing operations.

Restructuring expenses consist primarily of severance costs for employees which are not related to future operating expenses. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations. Excluding these charges permits more accurate comparisons of Cambium Networks ongoing business results.

Our non-GAAP tax adjustments include the tax impacts from share-based compensation expense including excess or decremental tax benefits available to the company that are recorded when incurred. Cambium Networks excludes these amounts to more closely approximate the company’s ongoing effective tax rate after adjusting for one-time or unique reoccurring items. The associated non-GAAP effective tax rate is also applied to the gross amount of non-GAAP adjustments for purposes of calculating non-GAAP net income in total and on a per-share basis. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Non-GAAP fully weighted basic and diluted shares are shown as outstanding during the entire period presented and include dilutive shares if their effect to earnings per share is dilutive. We also use non-GAAP fully weighted basic and diluted shares to provide more comparable per-share results across periods.

These non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. There are limitations in the use of non-GAAP measures because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment concerning exclusions of items from the comparable non-GAAP financial measure. In addition, other companies may use other measures to evaluate their performance, or may calculate non-GAAP measures differently, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We present a “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” in the tables below.

The following table reconciles net income to Adjusted EBITDA, the most directly comparable financial measure, calculated and presented in accordance with GAAP (in thousands):

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)
	Three months ended
	September 30, 2022	June 30, 2022	September 30, 2021
Net income	$9,435	$2,322	$4,617
Interest expense, net	514	407	752
(Benefit) provision for income taxes	(154)	307	355
Depreciation and amortization of software and intangible assets	1,930	1,904	1,775
EBITDA	11,725	4,940	7,499
Share-based compensation	2,848	2,517	2,076
Restructuring and other nonrecurring expenses	168	343	—
Adjusted EBITDA	$14,741	$7,800	$9,575

Adjusted EBITDA Margin	18.2%	11.3%	12.6%

The following table reconciles all other GAAP to non-GAAP financial measures (in thousands):

CAMBIUM NETWORKS CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
GAAP gross profit	$41,166	$33,439	$36,020
Share-based compensation expense	56	50	39
Amortization of capitalized software costs	424	370	227
Non-GAAP gross profit	$41,646	$33,859	$36,286
Non-GAAP gross margin	51.3%	48.9%	47.8%

GAAP research and development expense	$11,747	$10,576	$12,082
Share-based compensation expense	1,241	1,011	834
Non-GAAP research and development expense	$10,506	$9,565	$11,248

GAAP sales and marketing expense	$10,767	$10,579	$9,938
Share-based compensation expense	696	578	540
Restructuring and other nonrecurring expenses	—	166	—
Non-GAAP sales and marketing expense	$10,071	$9,835	$9,398

GAAP general and administrative expense	$7,186	$8,085	$6,640
Share-based compensation expense	855	878	663
Restructuring and other nonrecurring expenses	168	177	—
Non-GAAP general and administrative expense	$6,163	$7,030	$5,977

GAAP depreciation and amortization	$1,506	$1,534	$1,548
Amortization of acquired intangibles	390	419	551
Non-GAAP depreciation and amortization	$1,116	$1,115	$997

GAAP operating income	$9,960	$2,665	$5,812
Share-based compensation expense	2,848	2,517	2,076
Amortization of capitalized software costs	424	370	227
Amortization of acquired intangibles	390	419	551
Restructuring and other nonrecurring expenses	168	343	—
Non-GAAP operating income	$13,790	$6,314	$8,666

GAAP pre-tax income	$9,281	$2,629	$4,972
Share-based compensation expense	2,848	2,517	2,076
Amortization of capitalized software costs	424	370	227
Amortization of acquired intangibles	390	419	551
Restructuring and other nonrecurring expenses	168	343	—
Non-GAAP pre-tax income	$13,111	$6,278	$7,826

GAAP (benefit) provision for income taxes	$(154)	$307	$355
Tax rate change	(8)	(54)	—
Tax impacts of share vesting	—	—	(519)
Tax effect of Non-GAAP adjustments	(766)	(730)	(571)
All other discrete items	(1,216)	(150)	280
Non-GAAP provision for income taxes	$1,836	$1,187	$1,165
Non-GAAP ETR	14.0%	18.9%	14.9%

GAAP net income	$9,435	$2,322	$4,617
Share-based compensation expense	2,848	2,517	2,076
Amortization of capitalized software costs	424	370	227
Amortization of acquired intangibles	390	419	551
Restructuring and other nonrecurring expenses	168	343	—
Non-GAAP adjustments to tax	(1,224)	(204)	(239)
Tax effect of Non-GAAP adjustments	(766)	(730)	(571)
Non-GAAP net income	$11,275	$5,037	$6,661
Non-GAAP fully weighted basic shares	27,016	26,964	26,639
Non-GAAP fully weighted diluted shares	27,916	27,586	28,636
Non-GAAP net income per Non-GAAP basic share	$0.42	$0.19	$0.25
Non-GAAP net income per Non-GAAP diluted share	$0.40	$0.18	$0.23

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Investor Inquiries:

Peter Schuman, IRC

Vice President Investor & Industry Analyst Relations

Cambium Networks

+1 (847) 264-2188

peter.schuman@cambiumnetworks.com